UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31486	06-1187536
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)

Webster Plaza
Waterbury, CT 06702
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (203) 578-2476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

1992 Stock Option Plan

     On January 31, 2005, the Board of Directors of Webster Financial Corporation (“Corporation”) approved and adopted an Amended and Restated 1992 Stock Option Plan (“Plan”). The Plan is included as Exhibit 10.1 hereto.

     The Plan provides for the grant of stock options (in the form of non-qualified stock options or incentive stock options), restricted stock and stock appreciation awards (collectively referred to as “Incentive Awards”). Incentive Awards issued under the Plan will be evidenced either by an award agreement or by a grant notice. In the case of a grant notice which omits the specific terms governing the grant of an option or SARs, the standard terms and conditions in the Plan shall apply to such option or SARs. As such, provided below is a summary of the material terms and conditions of the Plan. Such summary is qualified in its entirety by reference to the amended and restated Plan, which is incorporated by reference to Exhibit 10.1 hereto. Note, however, that the provision of the plan related to imposing a limit of 100,000 shares on the number of shares that may be granted to an eligible individual in a calendar year as restricted stock is subject to shareholder approval. The shareholders of the Corporation will be asked to approve this amendment at the 2005 annual meeting of shareholders. If this provision is not approved, it will be removed from the Plan.

Material Terms and Conditions of the 1992 Stock Option Plan

     Eligibility. Incentive Awards may be granted to full-time employees of the Corporation or any subsidiary and to directors of the Corporation or any subsidiary who are not officers or employees of the Corporation or any subsidiary.

     Term and Expiration of Options & SARs. An option or SAR granted under the Plan expires ten (10) years after the grant date of such option or SAR, (or five years in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding common stock).

➢	If the employee’s employment terminates for any reason other than attaining normal retirement age (as defined in the Corporation’s pension plan), death or disability, then his or her options and SARs shall terminate three months after the date of such termination unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire).

➢	If an employee’s employment with the Corporation or its subsidiaries terminates by reason of normal retirement (as defined in the Corporation’s pension plan), his or her options and SARs, whether or not exercisable at the date of termination of employment or service due to normal retirement may be exercised at any time before the expiration of the ten year term of the option or SAR unless a different date is otherwise provided in the particular award agreement (but not later than the date the option or SARs would otherwise expire).

➢	In the event the employee’s employment is terminated by reason of death or permanent and total disability, or dies during the ordinary three-month post-termination exercise period, then his or her options and SARs, whether or not then exercisable, may be exercised at any time subsequent to such termination of employment and before the date the option would otherwise expire.

➢	An option or SAR granted to a non-employee director will not terminate until the expiration of the ten year term of the option or SAR regardless of whether the non-employee director continues to serve as a director.

     Method of Option Exercise. An option may be exercised by delivery to the Corporation of a written notice of exercise, specifying the number of shares for which the option being exercised. Payment for shares purchased under the Plan may be made either in cash or by exchanging shares of common stock of the Corporation with a fair market value equal to the total option exercise price and paying cash for any difference. Options may, if permitted by the particular award agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the grantee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

     Restricted Stock. Restricted stock awarded under the Plan will be subject to the following provisions:

➢	The certificates of restricted stock may be deposited in escrow with the Secretary of the Corporation, in which case the certificates shall remain in escrow until such time as the certificates are released upon vesting or otherwise forfeited and surrendered for cancellation. All regular cash dividends on stock shall accrue on the restricted stock and shall be paid or reinvested in restricted stock.

➢	The restrictions on all or a portion of the restricted stock will lapse upon the attainment of certain performance criteria and/or service criteria. The entire grant of restricted stock shall be immediately forfeitable, however, if the grantee’s service terminates prior to achievement of the minimum performance and/or service criteria.

     Restriction on Transferability of Incentive Awards. Incentive Awards granted under the Plan may not be sold, transferred, pledged, assigned or otherwise encumbered other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

     Effect of Certain Corporate Transactions. An appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1992 Stock Option Plan, and in the number, kinds, and per share exercise price or grant price of shares subject to the unexercised portion of options or outstanding SARs granted prior to any such change, if the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Corporation, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by the Corporation.

     Any such adjustment in an outstanding option or SAR, however, will be made without a change in the total price applicable to the unexercised portion of the option or outstanding SAR but with a corresponding adjustment in the per share option price or SAR grant price.

     Termination of the Plan. The Plan and the Incentive Awards issued thereunder will terminate (i) upon any dissolution or liquidation of the Corporation, (ii) upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, (iii) upon the sale of all or substantially all of the assets of the Corporation to another corporation, or (iv) upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation, unless a provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Incentive Awards, or for the substitution for such Incentive Awards of new options or restricted stock, as applicable, covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of options, the per share exercise price.

     In the event of such termination, all restrictions on restricted stock shall lapse and the grantee shall become the owner outright of the stock and all outstanding options and SARs will be exercisable in full for 30 days immediately prior to the occurrence of such termination as the Board in its discretion will determine.

     Accelerated Vesting Upon Change of Control. In general, notwithstanding whether Incentive Awards are assumed or continued in connection with a change in capitalization transaction described above or the Plan is terminated, Incentive Awards outstanding to eligible individuals who continue to render services to the Corporation or a Subsidiary immediately prior to a change of control shall become fully vested, and, in the case of options and SARs, exercisable, upon the change of control (as defined in the Plan).

Non-Competition Agreements

     The Corporation entered into Non-Competition Agreements with each of James C. Smith, William T. Bromage, William J. Healy, Joseph J. Savage and Jeffrey N. Brown, effective January 31, 2005. Pursuant to the Non-Competition Agreements, the employment agreements for each of Messrs. Smith, Bromage, Healy, and Savage were terminated and replaced with the Non-Competition Agreements. With the passage of time, the employment agreements were no longer considered to be necessary since the benefits described in the agreements are available generally to all executive officers, and the Corporation felt it would benefit more by having Non-Competition Agreements with the above-named officers. Mr. Brown did not have an employment agreement with the Corporation. The Non-Competition Agreements generally provide that during and after employment at the Corporation, all confidential information relating to the Corporation or any of its affiliates and their respective businesses made known to the executive while employed at the Corporation shall be the Corporation’s exclusive property and shall not, without prior written consent of the Corporation, be disclosed to third parties or used to the executive’s advantage or the detriment of the Corporation. Each Non-Competition Agreement also provides that while each executive is employed and for a period of one year after termination, he will not, without the prior written consent of the Corporation, directly or indirectly, (a) offer employment to any person who is or was at any time during the six months prior to such offer an employee, representative, officer or director of the Corporation or any of its subsidiaries or (b) induce, encourage or solicit any such person to accept employment with any company or entity with which the executive is then employed or otherwise affiliated. During such period, the executive is also prohibited from encouraging or inducing any employee, representative, officer or director of the Corporation or any of its subsidiaries to cease their relationship with the Corporation or any of its subsidiaries for any reason. In addition, each Non-Competition Agreement provides that while the executive is employed and for a period of one year after termination, he will not engage in activities that compete with the Corporation’s business, including, but not limited to, becoming an employee, officer, or director of any commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which has an office out of which the executive officer would be primarily based, located within 35 miles of Webster Bank, N.A.’s home office or which is an institution that has more than $1 billion of deposits in Connecticut.

     Under the Non-Competition Agreements, the executive is entitled to receive severance payments in the event the Corporation terminates the executive’s employment without “cause” (as defined therein). In the event of such an involuntary termination of the executive without “cause,” the executive would be entitled (a) to receive a lump sum payment equal to the sum of (x) the executive officer’s then current annual base salary and (y) the amount of any bonuses paid pursuant to the Corporation’s and Webster Bank’s annual incentive compensation plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which the executive officer was employed and the denominator of which is 12, and (b) subject to certain limitations, to continue to be entitled to medical and dental coverage for the shorter of one year or until the executive officer accepts other employment on a substantially full time basis if earlier. The Non-Competition Agreements condition receipt of the foregoing severance payments and benefits upon the executive entering to a general release and waiver in favor of the Corporation.

     The foregoing summary is qualified in its entirety by reference to the form of Non-Competition Agreement for the above-named officers, which is incorporated by reference to Exhibit 10.2 hereto.

Change of Control Agreements

     Effective January 31, 2005, the Corporation and each of Messrs. Smith, Bromage, Healy, Savage, Brown and Jo. D. Keeler and Ms. Harriet Munrett Wolfe entered into an amendment to each such officers’ Change of Control Agreement. The original Change of Control Agreements provided that the employment of each executive officer would continue for a period of two years following the “effective date” under such agreements. The amendments extended that time period to three years. The “effective date” is generally the date on which a change of control of the Corporation occurs. Each such officer’s agreement was also amended to revise how the “recent annual bonus” under the agreement is calculated if the executive officer was not employed by the Corporation for the whole of any of the last three fiscal years prior to the “effective date.” Under such circumstance, the agreements, as amended, provide that the bonus paid with respect to such fiscal year shall be deemed to be the greater of (x) the executive’s target bonus as set forth in the executive’s employment offer letter, or (y) the actual bonus paid to the executive with respect to such fiscal year. In addition, the agreements were amended to remove the provision which provided that termination by the executive for any reason during the 30-day period immediately following the first anniversary of the “effective date” shall be deemed to be a termination for “good reason” under the agreement. The Change of Control Agreements were formerly referred to as the Change of Control Employment Agreements.

     The foregoing summary is qualified in its entirety by reference to the Form of Amendment to Change of Control Agreement for the above-named officers, which is incorporated by reference to Exhibit 10.3 hereto.

Item 1.02. Termination of a Material Definitive Agreement.

     As discussed above, on January 31, 2005, each of the employment agreements with Messrs. Smith, Bromage, Healy and Savage were terminated and replaced with the Non-Competition Agreements described above.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 1992 Stock Option Plan.

10.2	Form of Non-Competition Agreement, dated as of January 31, 2005, by and between Webster Financial Corporation and the following executives: James C. Smith, William T. Bromage, William J. Healy, Joseph J. Savage, and Jeffrey N. Brown.

10.3	Form of Amendment to Change of Control Agreement, dated as of January 31, 2005, by and between Webster Financial Corporation and the following executives: James C. Smith, William T. Bromage, William J. Healy, Joseph J. Savage, Jeffrey N. Brown, Jo D. Keeler and Harriet Munrett Wolfe.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 4, 2005	WEBSTER FINANCIAL CORPORATION

By: William J. Healy

/s/ William J. Healy

By: William J. Healy
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated 1992 Stock Option Plan.

10.2	Form of Non-Competition Agreement, dated as of January 31, 2005, by and between Webster Financial Corporation and the following executives: James C. Smith, William T. Bromage, William J. Healy, Joseph J. Savage, and Jeffrey N. Brown.

10.3	Form of Amendment to Change of Control Agreement, dated as of January 31, 2005, by and between Webster Financial Corporation and the following executives: James C. Smith, William T. Bromage, William J. Healy, Joseph J. Savage, Jeffrey N. Brown, Jo D. Keeler and Harriet Munrett Wolfe.